UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2012

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2012, the Board of Directors (the “Board”) of U.S. Silica Holdings, Inc. (the “Company”) announced the appointment of Peter Bernard as an independent member of the Board. Mr. Bernard was also appointed a member of the Audit Committee of the Board, where he will replace Mr. Rajeev Amara.

Mr. Bernard will be entitled to certain cash and equity compensation arrangements described in that certain Letter Agreement, dated April 28, 2012, by and between Mr. Bernard and the Company, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Bernard will also be entitled to enter into the Company’s standard indemnification agreement for directors.

There are no arrangements or understandings between Mr. Bernard and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Bernard and the Company that would require disclosure under Item 404(a) of Regulation S-K.

As a result of Mr. Bernard’s appointment, the Board has determined that a majority of the members of the Audit Committee of the Board are “independent” under the standards set forth in Section 303A of the NYSE Listed Company Manual and Rule 10A-3 under the Securities Exchange Act of 1934.

A copy of the Company’s press release announcing the appointment of Mr. Bernard is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated April 28, 2012, by and between Peter Bernard and the Company

10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.20 to Amendment No. 5 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 29, 2011 (File No. 333-175636))

99.1	Press Release, issued May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012

U.S. SILICA HOLDINGS, INC.

/s/ William A. White
By: William A. White
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated April 28, 2012, by and between Peter Bernard and the Company

10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.20 to Amendment No. 5 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 29, 2011 (File No. 333-175636))

99.1	Press Release, issued May 1, 2012